Exhibit 99.3

FOR IMMEDIATE RELEASE	NASDAQ: TRIL
TSX: TRIL

TRILLIUM THERAPEUTICS ANNOUNCES DOSING OF FIRST PATIENT IN

PHASE 1B STUDY OF TTI-622 IN COMBINATION WITH CARFILZOMIB AND

DEXAMETHASONE IN RELAPSED/REFRACTORY MULTIPLE MYELOMA

CAMBRIDGE, MA, APRIL 28, 2021 – Trillium Therapeutics Inc. (NASDAQ/TSX: TRIL), a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer, today announced that it has dosed the first multiple myeloma patient with TTI-622 (SIRPα-IgG4 Fc), an investigational checkpoint inhibitor of the innate immune system, in combination with the proteasome inhibitor carfilzomib and dexamethasone.

TTI-622 is a fusion protein that is designed to block the inhibitory activity of CD47, a molecule that is overexpressed by a wide variety of tumors. CD47 binds to SIRPα on macrophages and delivers a “don’t eat me” signal that inhibits the ability of macrophages to engulf and destroy cancer cells. Preclinical studies have shown that TTI-622 exhibits anti-myeloma activity as a monotherapy that is enhanced when combined with proteasome inhibitors.

“With the dosing of this patient we have begun an exciting new phase of development for TTI-622,” commented Dr. Ingmar Bruns, Trillium’s Chief Medical Officer. “This is the first patient to receive TTI-622 in combination with another anti-cancer agent, and we are eager to build upon the monotherapy activity that we have observed in multiple hematologic cancers. More broadly, this marks the start of a comprehensive Phase 1b/2 program that will evaluate TTI-622 with various combination agents in five indications and six patient settings.”

The combination of TTI-622 and carfilzomib plus dexamethasone is being assessed as part of the ongoing, open-label Phase 1a/1b study (NCT03530683). Approximately 30 relapsed/refractory multiple myeloma patients who have received at least 3 prior lines of therapy which must include a proteasome inhibitor, an immunomodulatory drug, and an anti-CD38 antibody will be enrolled. The primary endpoints are safety and overall response rate.

“Despite the development of new therapeutics and combinations, there remains a significant unmet medical need for myeloma patients who relapse after earlier lines of therapy,” added Dr. Bruns. “CD47 is overexpressed in multiple myeloma and the overexpression is further increased in relapsed multiple myeloma. We therefore believe that the combination of TTI-622 and carfilzomib plus dexamethasone has strong potential to address the unmet need and have a significant impact on the myeloma treatment landscape, if approved.”

About Trillium Therapeutics

Trillium is an immuno-oncology company developing innovative therapies for the treatment of cancer. The company’s two clinical programs, TTI-622 and TTI-621, target CD47, a “don’t eat me” signal that cancer cells frequently use to evade the immune system.

For more information visit: www.trilliumtherapeutics.com

Caution Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable United States federal securities laws and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. Forward-looking statements in this press release include express or implied statements regarding our expectation of initiating a Phase 1b/2 program for TTI-622 in five indications and six patient settings, and the potential for TTI-622 in combination with carfilzomib and dexamethansone to have a significant impact on the treatment of multiple myeloma. With respect to the forward-looking statements contained in this press release, Trillium has made numerous assumptions regarding, among other things: the impact of the COVID-19 pandemic on its operations, the effectiveness and timeliness of preclinical and clinical trials; and the completeness, accuracy and usefulness of the data. While Trillium considers these assumptions to be reasonable, these assumptions are inherently subject to significant scientific, business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors that could cause Trillium's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release. A discussion of risks and uncertainties facing Trillium appears in Trillium's Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission, each as updated by Trillium's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Company Contact:

Rosemary Harrison

SVP, Corporate Development and Strategy

Trillium Therapeutics Inc.

857-412-7029 x225

investors@trilliumtherapeutics.com

www.trilliumtherapeutics.com

Media Relations:

Mike Beyer
Sam Brown Inc.

312-961-2502

mikebeyer@sambrown.com